SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2005

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 301/998-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On February 16, 2005, Federal Realty Investment Trust (the “Trust”) filed a Form 8-K, dated February 16, 2005 for the purpose of furnishing supplemental data pertaining to its operations, as well as a press release, relating to its financial results for the quarter and year ended December 31, 2004. The supplemental data and press release were furnished as Exhibit 99.1 to that Form 8-K.

The Trust is amending the February 16 Form 8-K to correct certain typographical errors contained in the “Summary of Top 25 Tenants – December 31, 2004” that was part of Item 11 of the Supplemental Information included in Exhibit 99.1 of that Form 8-K. Specifically, the corrected information contained in this Form 8-K/A relates to certain of the statistical information about Retail Ventures, Inc. and MTS, Inc. that was presented in the columns for tenant gross leaseable area (155,000 square feet and 91,000 square feet, respectively) percentage of total gross leaseable area (0.92% and 0.54%, respectively) and the number of stores leased by those tenants (5 stores each). In accordance with applicable rules of the Securities and Exchange Commission, the Trust is refurnishing Exhibit 99.1 in its entirety.

Item 2.02. Results of Operations and Financial Condition.

The information contained in this Form 8-K/A, including the exhibit hereto, is being furnished under Item 2.02 – Results of Operations and Financial Condition, and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Form 8-K/A shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1    Supplemental portfolio information at December 31, 2004 (including press release dated February 16, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: February 16, 2005	/s/ Larry E. Finger
Larry E. Finger
Senior Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exh No.	Exhibit
99.1	Supplemental Information at December 31, 2004